                                  [Letterhead]

                                         September 1, 1993

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

    Re:  Sixth Amendment to Financing Agreements

Gentlemen:

    Reference is made to our letter agreement with respect to the above, dated May 1, 1993 (the "Fourth Amendment"). All capitalized terms used herein shall have the meanings set forth in the Fourth Amendment.

     This will confirm our mutual agreement as follows:

     1.    The Maximum Credit as defined in the Fourth
Amendment and the Financing Agreements shall be increased to the sum of $15,000,000 on and after the date hereof;

     2. Section 3.5 of the Accounts Agreement is amended as of the date hereof by replacing the figure "$11,500,000 in two places therein with the figure "12,500,000" in such two places;

     3. In consideration of the foregoing, the undersigned agrees to pay you a fee in the amount of $10,000, payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof and, at your option, you may charge such fee directly to our loan account with you;

     4. Except as hereinabove specifically provided, the Financing Agreements are hereby ratified, confirmed and extended;
and
     5. This letter may be executed in one or more counterparts which, taken together shall constitute the agreement of the parties.

                                  Very truly yours,

                                  I.C. ISAACS & CO. L.P.

                                  By:  ISBUYCO, INC., General Partner

                                  By: /s/ Eugene C. Wiclopski
                                      -------------------------------
                                  Title: VP
                                         ----------------------------

Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By: /s/ Alan M. Lapidus
    --------------------------

Title: AVP
       -----------------------